Exhibit 10.8

PPM Loan No. 0708301

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”) is given as of this 1st day of June, 2011, by INLAND DIVERSIFIED CHARLOTTE PERIMETER WOODS, L.L.C., a Delaware limited liability company (“Borrower”), and  INLAND DIVERSIFIED REAL ESTATE TRUST, INC., a Maryland corporation (hereinafter referred to as “Indemnitor,”) in favor of JACKSON NATIONAL LIFE INSURANCE COMPANY, a Michigan corporation (“Lender”), in conjunction with Borrower’s assumption of a loan (the “Loan”) in the original principal  amount of $46,500,000.00 pursuant to a Loan Assumption Agreement (the “Loan Agreement”) of even date herewith.

RECITALS

A.            The Loan is evidenced by that certain Promissory Note dated August 27, 2008 (the “Note”) in the original  principal amount of FORTY-SIX MILLION, FIVE HUNDRED THOUSAND Dollars ($46,500,000.00).

B.            The Note is secured by, among other things, that certain Deed of Trust, Security Agreement and Financing Statement of even date with the Note executed in favor of David M. Zachar, as Trustee, for the benefit of Lender (the “Security Instrument”) encumbering that certain real property located in the County of Mecklenburg, State of North Carolina, as more particularly described in Exhibit A attached hereto (the “Project”).

C.            As a condition to permitting Borrower to assume the Loan, Lender has required that Borrower and Indemnitor execute and deliver this Agreement to Lender.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Indemnitor, jointly and severally, hereby agree as follows:

1.             Definitions.  As used herein, the following terms shall have the following meanings:

Foreclosure Conveyance:  As defined in the Loan Agreement.

Hazardous Materials:  (i) Any substance, material, waste, solid, liquid, gas, odor or form of energy, from whatever source, that is subject to or regulated by any current or future Hazardous Materials Law; (ii) those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” “pollutant,” “contaminant” or “solid waste” in any Hazardous Materials Law; (iii) mold, fungi or other similar substance, and (iv) more specifically, but not by way of limitation, (a) any substance now or in the future designated pursuant to Section 311(b)(2)(A) of the Clean Water Act, as amended, 33 U.S.C. 1321(b)(2)(A); (b) any toxic pollutant listed under Section 307(a) of the Clean Water Act, 33 U.S.C. 1317; (c) any “hazardous substance” or

“pollutant or contaminant” as defined in Sections 101(14) and 101(33) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601(14) & 9601(33); (d) any element, compound, mixture, solution or substance designated pursuant to Section 102 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9602; (e) petroleum, including crude oil or any fraction thereof; (f) any hazardous waste having the characteristics identified under or listed pursuant to the Solid Waste Disposal Act, as amended, 42 U.S.C. 6921 et seq.; (g) any material defined as “hazardous waste” pursuant to 40 C.F.R. Part 260; (h) any hazardous air pollutant listed under Section 112 of the Clean Air Act, 42 U.S.C. 7412; (i) and any imminently hazardous chemical substance or mixture for which the Administrator of the Environmental Protection Agency has taken action pursuant to Section 7 of the Toxic Substances Control Act, 15 U.S.C. 2606; (j) any substance, the presence of which causes or threatens to cause a nuisance on the Project or a nuisance or trespass to real estate in the vicinity of the Project; (k) polychlorinated biphenyls; (l) underground storage tanks; (m) asbestos and asbestos containing materials (whether friable or non-friable); (n) atmospheric radon at indoor concentrations exceeding 4 picoCuries per cubic liter; and (o) urea formaldehyde and related substances.  The term “Hazardous Materials” does not include (x) a substance used in the cleaning and maintenance of the Project, if the quantity and manner of its use are customary, prudent, and do not violate applicable law; or (y) automotive motor oil in immaterial quantities, if leaked from vehicles in the ordinary course of the operation of the Project and cleaned up in accordance with reasonable property management procedures and in a manner that violates no applicable law.

Hazardous Materials Claims:  Any and all investigation, enforcement, cleanup, removal, assessment, remedial or other governmental or regulatory action, agreement or order threatened, instituted or completed pursuant to any Hazardous Materials Law, together with any and all claims made or threatened by any governmental entity or other third party against Borrower, Lender or the Project, for indemnification, damage, contribution, cost recovery, compensation, loss or injury resulting from any actual, proposed or threatened use, storage, holding, existence, release (including any spilling, leaking, pumping, pouring, emitting, emptying, dumping, disposing into the environment and the continuing migration into or through soil, surface water, or groundwater), emission, discharge, generation, processing, abatement, removal, disposition, handling or transportation to or from the Project of any Hazardous Materials, including, without limitation, the movement or migration of any Hazardous Material from surrounding property or groundwater in, into or onto the Project and any residual Hazardous Material contamination on or under the Project.

Hazardous Materials Laws:  Any international, foreign, federal, state or local statute, regulation, rule, code, ordinance, common law or requirement of any governmental or quasi-governmental authority regulating, relating to, or imposing obligations, liability, or standards of conduct concerning pollution, natural resources, protection of human health, protection of the environment, industrial hygiene, Hazardous Materials (as defined herein), the manufacture, production, processing, distribution, use, treatment, storage, discharge, disposal, transport or handling of Hazardous Materials or the environmental conditions on, under or about the Project.  The term “Hazardous

Materials Laws” shall include, without limitation, any common law of nuisance or trespass, any law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including without limitation, ambient air, indoor air, surface water, groundwater, land surface or subsurface strata).

Loan Documents:  As defined in the Loan Agreement.

Project:  As defined in the Loan Agreement.

Tenant:  Any tenant under any lease or occupancy agreement affecting any part of the Project.

All terms used herein, whether or not defined in this Section 1, and whether used in singular or plural form, shall be deemed to refer to the object of such term whether such term is singular or plural in nature, as the context may suggest or require.

2.             Representations and Warranties.  Borrower and Indemnitor hereby represent and warrant to Lender that, (i)  to the best of their knowledge following due and diligent inquiry equivalent to that of a duly diligent property owner, (a) the Project has been and is free from contamination by Hazardous Materials, and (b) no release of any Hazardous Materials has occurred on, onto or about the Project; (ii)  to the best of their knowledge following due inquiry equivalent to that of a duly diligent property owner, the Project currently complies, and will comply based on its anticipated use, with all current Hazardous Materials Laws and other legal requirements relating to environmental matters; (iii)  to the best of their knowledge following due inquiry equivalent to that of a duly diligent property owner, in connection with the ownership, operation, and use of the Project, all necessary notices have been filed and all required permits, licenses and other authorizations have been obtained, including those relating to the generation, treatment, storage, disposal or use of Hazardous Materials; (iv)  to the best of their knowledge following due inquiry equivalent to that of a duly diligent property owner, there is no present, past or threatened investigation, inquiry or proceeding relating to the environmental condition of, or to events on or about, the Project; (v) Borrower has not released or waived the liability of any previous owner, lessee or operator of the Project or any party who may be potentially responsible for the presence of or removal of or other response to, Hazardous Materials on or from the Project, nor has Borrower made promises of indemnification regarding Hazardous Materials to any party; and (vi) Lender has been furnished copies of all reports in their control concerning Hazardous Materials on or about the Project or compliance with Hazardous Materials Laws.  Lender acknowledges receipt of a certain Environmental Report performed by ECS LLP Carolinas dated July 11, 2008 in connection with the Project; however, Lender’s receipt and review of such Report does not and shall not affect, impair or diminish Borrower’s and Indemnitor’s liability or obligations hereunder or Lender’s rights and remedies hereunder.

3.             Covenants.  Borrower shall (a) comply, and cause all Tenants and other persons on or occupying the Project to comply, with all Hazardous Materials Laws; (b) without limiting the generality of clause (a), not install, use, generate, manufacture, store, treat, release or dispose of, nor permit the installation, use, generation, storage, treatment, release or disposal of Hazardous Materials on, under or about the Project, nor transport or permit the transportation of

Hazardous Materials to or from the Project, except in accordance with applicable Hazardous Materials Laws and prudent business practices and then only as commonly used in the operation and maintenance of similar properties by prudent owners; (c) immediately advise Lender in writing of (i) any and all Hazardous Materials Claims, (ii) the presence of any Hazardous Materials on, under or about the Project, in violation of clause (b) above, (iii) any remedial action taken by Borrower in response to any Hazardous Materials on, under or about the Project or to any Hazardous Materials Claims, (iv) Borrower’s discovery of the presence of Hazardous Materials on, under or about any real property or bodies of water adjoining or in the vicinity of the Project, and (v) Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Project that could cause the Project or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Project under any Hazardous Materials Laws; (d) provide Lender with copies of all reports, analyses, notices, licenses, approvals, orders, correspondence or other written materials relating to the environmental condition of the Project or real property or bodies of water adjoining or in the vicinity of the Project or Hazardous Materials Claims immediately upon receipt, completion or delivery of such materials; (e) not install or allow to be installed any tanks on or under the Project; (f) not create or permit to continue in existence any lien (whether or not such lien has priority over the lien created by the Security Instrument) upon the Project imposed pursuant to any Hazardous Materials Laws or any increase in real property taxes due to a release of Hazardous Materials on the Project; (g) not change or alter the present use of the Project unless Borrower shall have notified Lender thereof in writing and Lender shall have determined, in its sole and absolute discretion, that such change or modification will not result in the presence of Hazardous Materials on the Project in such a level that would increase the potential liability for Hazardous Materials Claims; and (h) not release or waive the liability of any previous owner, lessee or operator of the Project or any party who may be potentially responsible for the presence of or removal of or other response to, Hazardous Materials on or from the Project.

4.             Right of Entry and Disclosure of Environmental Reports.  Borrower hereby grants to Lender, its agents, employees, consultants and contractors, an irrevocable license and authorization to enter upon and inspect the Project, and conduct such environmental assessments, audits and tests (collectively, the “Environmental Reports”), including, without limitation, subsurface testing, soils and groundwater testing, and other tests which may physically invade the Project, as Lender reasonably deems necessary or desirable (if Lender has reason to believe that such assessment or audit may disclose the presence or release of Hazardous Materials or if an environmental assessment or audit deems further testing necessary) in order to limit its liability or protect its interest in the Project.  Without limiting the generality of the foregoing, Borrower agrees that Lender will have the right to appoint a receiver to enforce this right to enter and inspect the Project to the extent such authority is provided under applicable law.  All costs and expenses incurred by Lender in connection with any inspection, assessment, audit or testing conducted in accordance with this Section 4 shall be paid by Borrower.  Borrower consents to Lender notifying any party of the availability of any or all of the Environmental Reports, as defined above in this Section 4, and the information contained therein.  Borrower further agrees that Lender may disclose such Environmental Reports to any governmental agency or authority if it reasonably believes that it is required to disclose any matter contained therein to such agency or authority.  Borrower acknowledges that Lender cannot control or otherwise assure the truthfulness or accuracy of the Environmental Reports, and that the release of the Environmental Reports, or any information contained therein, to prospective bidders at any foreclosure sale of the Project may have a material and adverse effect upon the amount which a party may bid at such sale.  Borrower agrees that Lender shall have no liability whatsoever as a result of delivering any or all of the Environmental Reports or any information contained therein to any third party, and Borrower hereby releases and forever discharges Lender from any and all claims, damages, or causes of action arising out of connected with or incidental to the Environmental Reports or the delivery thereof to any third party.

5.             Borrower’s Remedial Work.  Borrower shall promptly perform any and all remediation, removal or other response (“Remedial Work”) necessary in response to any Hazardous Materials Claims or the presence, storage, use, disposal, transportation, discharge or release of any Hazardous Materials on, under or about the Project; provided, however, that Borrower shall perform such Remedial Work in good faith so as to minimize any impairment to Lender’s security under the Loan Documents.  All Remedial Work shall be conducted (a) in a diligent and timely fashion by licensed contractors acting under the supervision of a consulting environmental engineer; (b) pursuant to a detailed written plan for the Remedial Work approved by any public or private agencies or persons with a legal or contractual right to such approval; (c) with such insurance coverage pertaining to liabilities arising out of the Remedial Work as is then customarily maintained with respect to such activities; and (d) only following receipt of any required permits, licenses or approvals.  The selection of the contractors and consulting environmental engineer to perform and supervise the Remedial Work, the contracts entered into with such parties, any disclosures to or agreements with any public or private agencies or parties relating to Remedial Work and the written plan for the Remedial Work (and any changes thereto) each shall, at Lender’s option, be subject to Lender’s prior written approval, which approval shall not be unreasonably withheld or delayed.  In addition, Borrower shall submit to Lender, promptly upon receipt or preparation, copies of any and all reports, studies, analyses, correspondence, governmental comments or approvals, proposed Remedial Work contracts and similar information prepared or received by Borrower in connection with any Remedial Work.  All costs and expenses of such Remedial Work shall be paid by Borrower, including, without limitation, the charges of the contractors and the consulting environmental engineer performing and supervising the Remedial Work, any taxes or penalties assessed in connection with the Remedial Work and Lender’s reasonable fees, costs incurred in connection with monitoring or review of such Remedial Work and reasonable attorney fees and costs.  Lender shall have the right but no obligation to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims.

6.             Indemnity.  Borrower and Indemnitor shall protect, indemnify, defend and hold harmless (i) Lender, (ii) its affiliates and any successors to Lender’s interest in the Project (including any other person or party who acquires any portion of the Project at a foreclosure sale, a deed-in-lieu thereof or the exercise of Lender’s rights and remedies under the Loan Documents), (iii) any and all successors of the foregoing, and (iv) all directors, officers, employees and agents of any of the foregoing, from and against any and all actual or potential claims, liabilities, damages, losses, fines, penalties, judgments, awards, costs and expenses (including, without limitation, reasonable attorney fees and costs and expenses of investigation) which arise out of or relate in any way to any breach of any representation, warranty or covenant contained herein, or to any Hazardous Materials Claims or to any use, handling, production, transportation, disposal, release or storage of any Hazardous Materials in, under, on or about the Project, whether by Borrower or by any Tenant or any other person or party, including, without limitation, all foreseeable and all unforeseeable consequential damages directly or indirectly arising out of (i) Hazardous Materials Claims or the use, generation, storage, discharge or disposal of Hazardous Materials by Borrower, any prior owner or operator of the Project or any other person or party on or about the Project; (ii) any residual contamination affecting any natural resource or the environment; (iii) any exercise by Lender of any of its rights and remedies hereunder; and (iv) the costs of any required or necessary investigation, assessment, testing, remediation, repair, cleanup, or detoxification of the Project and the preparation of any closure or other required plans.  All such costs, damages, losses, liabilities, fines, penalties, judgments, awards, claims and expenses heretofore described and/or referred to in this Section 6 are hereinafter referred to as “Expenses.”  Borrower’s and Indemnitor’s liability to the aforementioned indemnified parties shall arise upon the earlier to occur of (1) discovery of any Hazardous Materials in, under, on or about the Project, or (2) the institution of any Hazardous Materials Claims, and not upon the realization of loss or damage, and Borrower and Indemnitor shall pay to Lender from time to time, immediately upon Lender’s request, an amount equal to such Expenses, as reasonably determined by Lender.  In addition, in the event any Hazardous Material is caused to be removed from the Project by Borrower, Lender or any other person, the number assigned by the U.S. Environmental Protection Agency to such Hazardous Material or any similar identification shall be solely in the name of Borrower and Borrower shall assume any and all liability for such removed Hazardous Material.

If the Project is conveyed by a Foreclosure Conveyance, then the indemnity provided for under this subsection will not apply to any Hazardous Materials Claim that arises solely after and not on or before the date of the Foreclosure Conveyance unless the Hazardous Materials Claim results in whole or in part from acts or omissions by Indemnitor or Borrower or from acts or omissions prior to the date of the Foreclosure Conveyance by any other person or entity.  The indemnity provided for under this subsection will apply, however, to costs, damages, losses, liabilities, fines, penalties, judgments, awards, claims and expenses heretofore described and/or referred to in this subsection incurred after the date of the Foreclosure Conveyance that arise from any Hazardous Materials Claim in existence on or before the date of the Foreclosure Conveyance or any Hazardous Materials Claim otherwise not excluded from coverage under the immediately preceding sentence, even if that Hazardous Materials Claim is not discovered until after the date of the Foreclosure Conveyance.  For purposes of this clause, a condition in existence on or before the date of the Foreclosure Conveyance will be deemed to be an Hazardous Materials Claim on or before that date even if the condition becomes an Hazardous Materials Claim as a result of a change in Hazardous Materials Laws that becomes effective after that date.  Borrower will have the burden of proving that any Hazardous Materials Claim arising after the date of the Foreclosure Conveyance, and if Borrower is unable to satisfy that burden of proof, then Borrower’s obligations hereunder with respect to that Hazardous Materials Claim will be effective and will not be reduced or diminished.

7.             Remedies Upon Default.  In addition to any other rights or remedies Lender may have under this Agreement, at law or in equity, in the event that Borrower or Indemnitor shall fail to comply timely with any of the provisions hereof, or in the event that any representation or warranty made by Borrower or Indemnitor herein proves to be false or misleading, then, in such event Lender may, after (a) delivering written notice to Borrower, which notice specifically states that Borrower and Indemnitor have failed to comply with the provisions of this

Agreement; and (b) the expiration of the earlier to occur of the fifteen (15) day period after receipt of such notice or the cure period, if any, permitted under the applicable law, rule, regulation or order with which Borrower and Indemnitor shall have failed to comply, Lender may (i) declare an Event of Default under the Loan Documents and exercise any and all remedies provided for therein, and/or (ii) do or cause to be done whatever is necessary to cause the Project to comply with all Hazardous Materials Laws and the cost thereof shall constitute an Expense hereunder and shall become immediately due and payable without notice and with interest thereon at the Default Rate (as defined in the Note) until paid.  Borrower shall give to Lender and its agents and employees access to the Project for the purpose of effecting such compliance and hereby specifically grants to Lender a license, effective upon expiration of the applicable cure period, if any, to do, at its option but without obligation, whatever is necessary to cause the Project to so comply, including, without limitation, to enter the Project and remove therefrom any Hazardous Materials.

8.             Secured Recourse Obligations; Joint and Several Liability.  The obligations of Borrower and Indemnitor set forth herein, including, without limitation, Borrower’s and Indemnitor’s obligation to pay Expenses hereunder (collectively, the “Environmental Obligations”), are secured by the Security Instrument and all other security given by Borrower or Indemnitor in connection with the Loan.  Notwithstanding any term or provision contained herein or in the Loan Documents, the Environmental Obligations are unconditional and shall not be limited by any non-recourse or other limitation of liability provided for in any Loan Document.  Borrower and Indemnitor shall be fully and personally and jointly and severally liable for the Environmental Obligations hereunder, and for breach of or default in the warranties, representations, covenants and agreements of Borrower and Indemnitor contained herein, and such liability shall not be limited to the original principal amount of the Loan.  The Environmental Obligations and such warranties, representations, covenants and agreements shall survive the repayment of the Loan, the release of Lender’s interest in all or any part of the Project and any foreclosure, deed in lieu of foreclosure or similar proceedings by or through which Lender or any of its successors or assigns or any other person bidding at a foreclosure sale may obtain title to the Project or any portion thereof and shall not merge with any deed given by Borrower in lieu of foreclosure or in any deed pursuant to a foreclosure sale or otherwise.

9.             Waiver.  No waiver of any provision of this Agreement nor consent to any departure by Borrower or Indemnitor therefrom shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No notice to or demand on Borrower or Indemnitor shall in any case entitle Borrower or Indemnitor to any other or further notice or demand in similar or other circumstances.

10.          Exercise of Remedies.  No failure on the part of Lender to exercise and no delay in exercising any right or remedy hereunder, at law or in equity, shall operate as a waiver thereof; nor shall Lender be estopped to exercise any such right or remedy at any future time because of any such failure or delay; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise of such right or remedy or the exercise of any other right or remedy.  Lender’s rights and remedies hereunder shall be exercised or not by Lender in its sole discretion and for the benefit of Lender only and all third party beneficiary rights are hereby expressly negated.  Lender shall have no obligation to enter into the Project or to take any other action which is authorized hereunder for the protection of its security.  Any action or inaction by Lender hereunder shall not be deemed to constitute the taking of control over Borrower’s environmental compliance or Hazardous Materials handling or disposal practices or other environmental practices with respect to the Project or any other property.

11.          Assignment.  Lender may assign its interest under this Agreement to any successor to Lender’s interest in the Project or the Loan Documents.  This Agreement may not be assigned or transferred, in whole or in part, by Borrower or Indemnitor and any purported assignment by Borrower or Indemnitor of this Agreement shall be void and of no force or effect.

12.          Counterparts.  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of such counterparts taken together shall constitute but one and the same instrument.

13.          Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State in which the Project is located.

14.          Modifications.  This Agreement may be amended or modified only by an instrument in writing which by its express terms refers to this Agreement and which is duly executed by the party sought to be bound thereby.

15.          Attorneys’ Fees.  If any party to this Agreement commences litigation for the interpretation, enforcement, termination, cancellation or rescission of this Agreement, or for damages for the breach of this Agreement, Lender shall be entitled to its reasonable attorneys’ fees and court and other costs incurred.

16.          Interpretation.  This Agreement has been negotiated by parties knowledgeable in the matters contained in this Agreement, with the advice of counsel, is to be construed and interpreted in absolute parity, and shall not be construed or interpreted against any party by reason of such party’s preparation of the initial or any subsequent draft of the Loan Documents or this Agreement.

17.          Severability.  If any term or provision of this Agreement shall be determined to be illegal or unenforceable, all other terms and provisions in this Agreement shall nevertheless remain effective and shall be enforced to the fullest extent permitted by law.

18.          Other Laws.  Nothing in this Agreement, and no exercise by Lender of its rights or remedies under this Agreement, shall impair, constitute a waiver of, or in any way affect Lender’s rights and remedies with respect to Borrower or Indemnitor under any Hazardous Materials Laws, including without limitation, contribution provisions or private right of action provisions under such Hazardous Materials Laws.

19.          Notices.  All notices or other written communications hereunder shall be given in accordance with the terms of the Loan Agreement.

20.          Captions.  The headings of each section herein are for convenience only and do not limit or construe the contents of any provisions of this Agreement.

21.          WAIVER OF JURY TRIAL.  TO THE EXTENT PERMITTED BY LAW, BORROWER AND INDEMNITOR HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM (DIRECTLY OR INDIRECTLY) THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS AGREEMENT AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

22.          Jurisdiction and Venue.  With respect to any suit, action or proceedings relating to this Agreement, the Project, or any of the other Loan Documents (“Proceedings”) each party irrevocably (i) submits to the non exclusive jurisdiction of (A) the state and federal courts located in the State where the Project is located and (B) the federal court for the Northern District of Illinois, and (ii) waives any objection which it may have at any time to the laying of venue of any proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such party.  Nothing in this Agreement shall preclude either party from bringing Proceedings in any other jurisdiction nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

[The balance of this page is intentionally left blank.]

IN WITNESS WHEREOF, Borrower and Indemnitor have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:

INLAND DIVERSIFIED CHARLOTTE PERIMETER WOODS, L.L.C., a Delaware limited liability company

By: Inland Diversified Real Estate Trust, Inc., a Maryland corporation, Member-Manager

By:	/s Barry L. Lazarus
	Name:	Barry L. Lazarus
	Title:	President

STATE OF Illinois

COUNTY OF Lake

I, Michael A. Shlau a Notary Public of Lake County and State of Illinois, do hereby certify that Barry L Lazarus (the “Signatory”), the President of Inland Diversified Real Estate Trust, Inc., the Member-Manager of  Inland Diversified Charlotte Perimeter Woods, L.L.C. personally appeared before me this day and by authority duly given, acknowledged the due execution of the foregoing instrument on behalf of the corporation, as manager of the limited liability company.

I certify that the Signatory personally appeared before me this day, and (check one of the following):

☒                                  (I have personal knowledge of the identify of the Signatory); or

☐                                    (I have seen satisfactory evidence of the Signatory’s identity, by a current state or federal identification with the Signatory’s photograph in the form of

(check one of the following:

☐                                    a driver’s license; or

☐                                    in the form of                                                                 ); or

☐                                    (a credible witness has sworn to the identity of the Signatory).

The Signatory acknowledged to me that he/she voluntarily signed the foregoing document for the purpose stated therein and in the capacity indicated.

Witness my hand and official stamp or seal this 31st day of May, 2011.

/s/ Michael A. Shlau
Notary Public
Print Name:	Michael A. Shlau
My Commission Expires:
(Note: Notary Public must sign exactly as on notary seal)

[AFFIX NOTARY SEAL BELOW -MUST BE FULLY LEGIBLE]

INDEMNITOR:

INLAND DIVERSIFIED REAL ESTATE TRUST, INC., a Maryland corporation

By:	/s/ Barry L. Lazarus
	Name:	Barry L. Lazarus
	Title:	President

STATE OF Illinois

COUNTY OF Lake

I, Michael A. Shlau a Notary Public of Lake County and State of Illinois, do hereby certify that Barry L. Lazarus (the “Signatory”), the President of Inland Diversified Real Estate Trust, Inc. personally appeared before me this day and by authority duly given, acknowledged the due execution of the foregoing instrument.

I certify that the Signatory personally appeared before me this day, and (check one of the following):

☒                                  (I have personal knowledge of the identify of the Signatory); or

☐                                    (I have seen satisfactory evidence of the Signatory’s identity, by a current state or federal identification with the Signatory’s photograph in the form of

(check one of the following:

☐                                    a driver’s license; or

☐                                    in the form of                                                      ); or

☐                                    (a credible witness has sworn to the identity of the Signatory).

The Signatory acknowledged to me that he/she voluntarily signed the foregoing document for the purpose stated therein and in the capacity indicated.

Witness my hand and official stamp or seal this 31st day of May, 2011.

/s/ Michael A. Shlau
Notary Public
Print Name:	Michael A. Shlau
My Commission Expires:
(Note: Notary Public must sign exactly as on notary seal)

[AFFIX NOTARY SEAL BELOW -MUST BE FULLY LEGIBLE]

EXHIBIT A

LEGAL DESCRIPTION

[The legal description follows this cover page.]